UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 N. Schreiber Way Coeur d’Alene, Idaho	83815
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: 208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Compensatory Agreement with Chief Executive Officer. On October 13, 2015, Command Center and Frederick (Bubba) Sandford, Command Center’s President and Chief Executive Officer, entered into a new Executive Employment Agreement (the “Agreement”).  The Agreement was approved by Command Center’s Compensation Committee and Board of Directors.

A summary of the key terms of the Agreement entered into with Mr. Sandford is as follows:

Mr. Sandford’s base salary will be $275,000, with an annual bonus opportunity under the terms and conditions of the Executive Bonus Plan. Mr. Sandford is not guaranteed the payment of any annual bonus.

The Agreement does not include any award of stock, options, warrants or other derivative rights. Under the Agreement, Mr. Sandford is entitled to travel and expense reimbursement, professional membership expenses, education expenses, and vacation.

In the event of a change in control (as defined in the Agreement), Mr. Sandford will continue to receive his Base Salary and Annual Bonus for 24 months after termination, together with vesting of all options. In the event of termination without cause (as defined in the Agreement), Mr. Sandford would continue to receive his Base Salary for the longer of 18 months following termination or the remainder of the then current Agreement.

Non-competition and confidentiality provisions are applicable under the Agreement.

The Agreement is effective as of July 1, 2015 and continues for three years unless sooner terminated (the “Employment Term”). On July 1, 2018, the Employment Term will automatically be extended for an additional three years unless either party gives notice of intention not to extend the Employment Term. Either Command Center or Mr. Sandford can terminate the Agreement at any time upon notice.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete terms and conditions of such Agreement (a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K).

Item 9.01	Financial Statements and Exhibits

 (d)   Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated October 13, 2015, between the Registrant and Frederick J. Sandford

This Form 8-K may include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 26, 2014 filed with the SEC on March 4, 2015, and any subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.

October 19, 2015	By:	/s/ Ronald L. Junck
Ronald L. Junck
Executive Vice President and Secretary